Exhibit 23.3

                        Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 9, 1996, with respect to the financial statements of the Microwave Division of Local Area Telecommunications, Inc. included in the Form S-3 Registration Statement and related Prospectus of WinStar Communications, Inc. for the registration of 4,000,000 shares of its common stock.



                                            /s/ Ernst & Young LLP

                                            Ernst & Young LLP
MetroPark, New Jersey
June 14, 1996